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                                  EXHIBIT (14)

                               POWERS OF ATTORNEY



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                                POWER OF ATTORNEY
                                 WITH RESPECT TO
                             SEPARATE ACCOUNT VA BNY

Know all men by these presents that Mark W. Mullin, whose signature appears below, constitutes and appoints Brenda K. Clancy and Craig D. Vermie, and each of them, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any registration statements and amendments thereto for the Separate Account VA BNY, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute, may do or cause to be done by virtue hereof.


                                                /s/ Mark W. Mullin
                                    --------------------------------------------
                                    Mark W. Mullin
                                    Director
                                    AUSA Life Insurance Company, Inc.


      September 13, 2002
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Date